EXHIBIT 99.1


                            AGREEMENT OF JOINT FILING


     Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned entities hereby agree to file with the Securities and Exchange Commission, the Statement of Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of them.

     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.


                                         PUSA INVESTMENT COMPANY


Date:    May 31, 2000                    By: /s/ Larry D. Horner
                                            ----------------------------
                                         Name: Larry D. Horner
                                         Title: Chief Executive Officer



                                         PACIFIC USA HOLDINGS CORP.


Date:    May 31, 2000                    By: /s/ Bill C. Bradley
                                            ----------------------------
                                         Name: Bill C. Bradley
                                         Title: Chief Executive Officer



                                         PACIFIC ELECTRIC WIRE & CABLE CO., LTD.


Date:    May 31, 2000                    By: /s/ Tung Ching-yun
                                            ----------------------------
                                         Name: Tung Ching-yun
                                         Title: Vice President